EXHIBIT 23.2

                            CONSENT OF LEGAL COUNSEL




Stewart & Stevenson Services, Inc.
Houston, Texas

I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my opinion regarding the legality of 1,500,000 shares of Stewart & Stevenson Services, Inc. Common Stock, without par value, to be issued upon the exercise of options granted pursuant to the Stewart & Stevenson Services, Inc. 1988 Nonstatutory Stock Option Plan (as amended and restated effective as of June 10, 1997).


/s/ Lawrence E. Wilson
Lawrence E. Wilson
Vice President & General Counsel
September 15, 1997